Exhibit 99.1

PETCO STRENGTHENS LEADERSHIP TEAM WITH APPOINTMENT OF

THREE PROVEN EXECUTIVES

Sabrina Simmons Appointed Chief Financial Officer

Michael Romanko Appointed Chief Customer and Product Officer

Jack Stout Appointed Chief Merchandising Officer

San Diego, February 18, 2025 / PR Newswire / — Petco Health and Wellness Company, Inc. (Nasdaq: WOOF), today announced the appointment of three new leaders to Petco’s executive team to support accelerated operational improvement and position the business for a faster return to profitable growth.

•	Sabrina Simmons, former Chief Financial Officer at Gap, Inc., has been named Chief Financial Officer, effective February 17.

•	Michael Romanko, former Chief Merchandising and Marketing Officer at Five Below, Inc., has been named Chief Customer and Product Officer, effective February 24.

•	Jack Stout, former Executive Vice President and Chief Merchandising Officer at 7-Eleven, Inc., has been named Chief Merchandising Officer, effective February 24.

“Today’s appointments represent a significant evolution of Petco’s leadership team that brings robust retail expertise to help accelerate initiatives we’re undertaking to strengthen our retail fundamentals, drive profit improvement and return us to growth” said Joel Anderson, Chief Executive Officer. “Sabrina, Michael and Jack are seasoned leaders with proven track records who will further help us unlock value for our customers, partners and shareholders.”

Reporting directly to Anderson, Simmons, Romanko and Stout will work closely with Petco’s existing leadership team to drive continued execution against the company’s 2025 objectives while preparing the company for a return to growth. The further strengthening of the leadership team follows the 2024 executive hires of Glenn Murphy as Executive Chairman, Joel Anderson as Chief Executive Officer, Holly May as Chief Human Resources Officer, and Joe Venezia as Chief Revenue Officer.

Brian LaRose, formerly Chief Financial Officer, is expected to remain with the company in an advisory role until April 30, 2025 to help ensure a smooth transition.

“I would like to thank Brian for all he has done for the Petco business and our partners over his more than four years with the company,” continued Anderson.

Sabrina Simmons

Simmons is a seasoned financial leader with more than 20 years of executive-level financial experience and had served as a member of Petco’s Board of Directors and Audit Chair since 2021. Simmons is deeply familiar with Petco’s business and will have an immediate impact on the company’s financial strategy, long-term business planning and investor relations initiatives. In conjunction with taking on the role of Chief Financial Officer, Simmons has voluntarily resigned from her role as a member of Petco’s Board of Directors.

“I am honored to join Petco as Chief Financial Officer and look forward to working closely with Joel and the broader leadership team in creating long-term value for our shareholders.” said Simmons. “I believe deeply in the company’s mission to improve the lives of pets and pet parents and see significant opportunity to strengthen our leadership position in the category.”

Previously, Simmons served as Executive Vice President and Chief Financial Officer of Gap, Inc. where she supported a multi-year operational transformation and delivered significant margin expansion and shareholder value. Simmons currently serves on the Board of Directors of Columbia Sportswear Company as well as the Board of Directors and Audit Committee of Coursera, Inc., and previously served on the Board of Directors of Williams-Sonoma Inc. and e.l.f. Beauty, Inc. She holds a bachelor’s degree in business administration from the University of California, Berkeley and a master’s degree in business administration from the Anderson School at the University of California, Los Angeles.

Michael Romanko

Romanko is a proven retail executive with a track record for product development, branding, sourcing and value creation, and has held executive-level roles across the c-suite for leading consumer brands. He will oversee marketing, customer insights, product development, global sourcing and owned brands in his role as Chief Customer and Product Officer.

“Petco has long been an industry leader known for making a difference in its customers’ lives,” said Romanko. “I am excited about what this new role unlocks to elevate the Petco brand, including the opportunity to source new, unique and trendy products while delivering a completely new experience for our customers.”

Prior to joining Petco, Romanko was the Chief Merchandising and Marketing Officer at Five Below, Inc., a role he held for a decade. At Five Below, Michael oversaw merchandising strategy and operations including product development as the Company grew to over $3.5 billion in sales from approximately $500 million. Romanko has more than 30 years of retail industry experience, having also served as Chief Design Officer for Patriarch Partners where he was responsible for merchandise line building and sourcing and design for 75 businesses.

Jack Stout

Stout holds more than 20 years of merchandising, planning, category management and logistics experience in senior roles in the consumer goods industry. Since July 2024, Jack has been serving as Petco’s Interim Chief Merchandising Officer. He will continue to lead global merchandise planning and strategy across aspects of the business in his official appointment.

“I am thrilled to be a part of Petco at such a pivotal time for the company as we work to strengthen retail fundamentals and improve our merchandising capabilities,” commented Stout. “There is so much opportunity to build on Petco’s strong foundation and I look forward to even deeper partnership with the leadership team as we work to realize our full potential as a best-in-class retailer.”

Stout previously served as Executive Vice President and Chief Merchandising Officer at 7-Eleven, Inc. where he led the company’s merchandising operations, including category management, new product introductions, new category and profit center development and fresh food innovation. Before joining 7-Eleven, he served as an officer in the U.S. Air Force, achieving the rank of Captain. He was awarded the Air Force Commendations Medal and selected as a Professional Performer by the Inspector General. Stout graduated from Duke University with a bachelor’s degree in mathematics. He also holds a master’s degree in applied statistics from Wright State University and a master’s degree in business administration from Duke University.

About Petco, The Health + Wellness Co.

Founded in 1965, Petco is a category-defining health and wellness company focused on improving the lives of pets, pet parents and our own Petco partners. We’ve consistently set new standards in pet care while delivering comprehensive pet wellness products, services and solutions, and creating communities that deepen the pet-pet parent bond. We operate more than 1,500 pet care centers across the U.S., Mexico and Puerto Rico, which offer merchandise, companion animals, grooming, training and a growing network of on-site veterinary hospitals and mobile veterinary clinics. Our complete pet health and wellness ecosystem is accessible through our pet care centers and digitally at petco.com and on the Petco app. In tandem with Petco Love, an independent nonprofit organization, we work with and support thousands of local animal welfare groups across the country and, through in-store adoption events, we’ve helped find homes for nearly 7 million animals.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance, leadership transitions, continued execution against company objectives, and underlying assumptions and other statements that are other than statements of historical fact. Although Petco believes that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including, but not limited to, our ability to successfully manage leadership transition, execute on our strategy and drive profitability, and the risk factors we identify in our Securities and Exchange Commission filings, and actual results may differ materially from the results discussed in such forward-looking statements. Petco undertakes no duty to update publicly any forward-looking statement that it may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation, or other competent legal authority.

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